 As filed with the Securities and Exchange Commission on January 17, 2001

                                                Registration No. 333-52690
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             Amendment No. 1

                                    to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                    Rochester Gas and Electric Corporation
            (Exact name of registrant as specified in its charter)
              New York                                16-0612110
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)
                                89 East Avenue
                           Rochester, New York 14649
                                (716) 546-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Michael T. Tomaino, Esq.
                   Senior Vice President and General Counsel
                    Rochester Gas and Electric Corporation
                                89 East Avenue
                           Rochester, New York 14649
                                (716) 546-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
        Lori B. Green, Esq.                      Richard R. Howe, Esq.
        Roger W. Byrd, Esq.                       Sullivan & Cromwell
         Nixon Peabody LLP                         125 Broad Street
           Clinton Square                      New York, New York 10004
     Rochester, New York 14603

                               ----------------

   Approximate date of commencement of proposed sales to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

                              Description                              Amount
                              -----------                            ----------
   Securities and Exchange Commission Registration Fee.............. $  100,000
   Printing and Engraving Costs(1)..................................     80,000
   Legal Fees and Expenses(1).......................................    175,000
   Accounting Fees and Expenses(1)..................................     70,000
   Trustee Fees and Expenses(1).....................................    100,000
   Rating Agency Fees(1)............................................    265,000
   Miscellaneous Expenses(1)........................................     35,000
                                                                     ----------
     Subtotal(1).................................................... $  825,000
   New York State mortgage tax(1)(2)................................  4,000,000
                                                                     ----------
     Total(1)....................................................... $4,825,000
                                                                     ==========

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(1) Estimated.
(2) Required only if and to the extent that the debt securities are issued as New Mortgage Bonds.

Item 15. Indemnification of Directors and Officers.

   The New York Business Corporation Law (the "BCL") provides that, under certain circumstances, directors and officers of a New York corporation may be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits, to which they are a party or threatened to be made a party by reason of acting in any such capacities, if such person acted in good faith in a manner which he reasonably believed to be in the best interests of the corporation, and in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The Bylaws of the Registrant provide for indemnification to the fullest extent permitted by such New York law, including the payment of expenses in advance of the resolution of any such action. The Registrant's Restated Certificate of Incorporation limits the potential personal monetary liability of the members of the Registrant's Board of Directors to the Registrant or its stockholders for certain breaches of their duty of care or other duty as a director. The BCL permits the purchase of liability insurance by the Registrant on behalf of officers and directors and the Registrant has purchased such insurance.

Item 16. Exhibits.

  1-1+ Form of Underwriting Agreement relating to the New Mortgage Bonds.

  1-2+ Form of Distribution Agreement relating to the New Mortgage Bonds,
       Designated Secured Medium-Term Notes.

  1-3+ Form of Underwriting Agreement relating to the New Unsecured Notes.

  4-1* General Mortgage to Bankers Trust Company, as Trustee, dated September
       1, 1918, and supplements thereto, dated March 1, 1928, October 23, 1928,
       August 1, 1932 and May 1, 1940. (Filed as Exhibit 4-2 in February 1991
       on Form 10-K for the year ended December 31, 1990, SEC File No. 1-672)

  4-2* Supplemental Indenture, dated as of March 1, 1983 between the Company and Bankers Trust Company, as Trustee. (Filed as Exhibit 4-1 on Form 8-K dated July 15, 1993, SEC File No. 1-672)

  4-3+ Form of Supplemental Indenture relating to the New Mortgage Bonds.

  4-4+ Form of Supplemental Indenture relating to the New Mortgage Bonds,
       Designated Secured Medium-Term Notes.

  4-5+ Form of Indenture between the Registrant and The Bank of New York, as
       Trustee, relating to the Unsecured Notes.

  4-6* Restated Certificate of Incorporation of Rochester Gas and Electric
       Corporation under Section 807 of the BCL filed with the Secretary of State of the State of New York on June 23, 1992. (Filed as Exhibit 4-5
       in July 1993 in Registration No. 33-49805)

  4-7* Certificate of Amendment of the Certificate of Incorporation of Rochester Gas and Electric Corporation Under Section 805 of the BCL filed with the Secretary of State of the State of New York on March 18, 1994. (Filed as Exhibit 4 in May 1994 on Form 10-Q for the quarter ended
       March 31, 1994, SEC File No. 1-672)

  4-8* By-Laws of RG&E, as amended to date. (Filed as Exhibit 3-3 in February
       1999 on Form 10-K for the year ended December 31, 1998, SEC File No. 1-
       672)

 5 Opinion of Nixon Peabody LLP with reference to the legality of the securities registered hereunder.

 12+   Computation of Ratio of Earnings to Fixed Charges.

 23-1+ Consent of PricewaterhouseCoopers LLP.

 23-2  Consent of Nixon Peabody LLP. (Included in Opinion filed as Exhibit 5)

 24+   Power of Attorney for Officers and Directors.

 25-1+ Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers Trust Company, as Trustee.

 25-2+ Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee.

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* Incorporated by reference.

+ Previoulsy filed.

Item 17. Undertakings.

   The Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

     (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (e) that insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant as described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such Trustee, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on the 17th day of January, 2001.

                                          Rochester Gas and Electric
                                           Corporation

                                                   /s/ Mark Keogh
                                          By:__________________________________

                                                    (Mark Keogh)

                                            Vice President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

Principal Executive Officer:

                  *                    Chairman, President and     January 17, 2001
______________________________________  Chief Executive Officer
         (Thomas S. Richards)

Principal Financial Officer:

                  *                    Senior Vice President,      January 17, 2001
______________________________________  Corporate Services and
           (J. Burt Stokes)             Chief Financial Officer

Principal Accounting Officer:

                  *                    Vice President and          January 17, 2001
______________________________________  Controller
          (William J. Reddy)

Directors:

                  *                    Director                    January 17, 2001
______________________________________
        (Angelo J. Chiarella)

                  *                    Director                    January 17, 2001
______________________________________
           (Allan E. Dugan)

                  *                    Director                    January 17, 2001
______________________________________
           (Mark B. Grier)

                  *                    Director                    January 17, 2001
______________________________________
         (Susan R. Holliday)

                  *                    Director                    January 17, 2001
______________________________________
           (Jay T. Holmes)

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                    January 17, 2001
______________________________________
           (G. Jean Howard)

                  *                    Director                    January 17, 2001
______________________________________
    (Cleve L. Killingsworth, Jr.)

                  *                    Director                    January 17, 2001
______________________________________
           (Roger W. Kober)

                  *                    Director                    January 17, 2001
______________________________________
        (Cornelius J. Murphy)

                  *                    Director                    January 17, 2001
______________________________________
         (Charles I. Plosser)

                  *                    Director                    January 17, 2001
______________________________________
         (Thomas S. Richards)

          /s/ Mark Keogh
*By: _________________________________
              Mark Keogh
           Attorney-in-fact

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